Exhibit 99.1

NEWS RELEASE

CONTACT:
Gary S. Maier
Vice President, Corporate Communications & IR
(310) 972-5124

MOTORCAR PARTS OF AMERICA REPORTS RESULTS FOR FISCAL THIRD QUARTER
AND NINE MONTHS
- Record Sales for Nine Months; Operating Income Up Sharply; Strong Cash Flow –
LOS ANGELES, CA – February 9, 2024 – Motorcar Parts of America, Inc. (Nasdaq: MPAA) today reported results for its fiscal 2024 third quarter and nine-months ended December 31, 2023 -- reflecting a strong increase in net sales, operating income and cash flow from operating activities.
Key highlights for the fiscal third quarter.
•	Net sales increased 13.2 percent to $171.9 million.

•	Gross margin improved by 3.7 percentage points.

•	Gross profit increased 43.1 percent to $30.0 million.

•	Operating income increased 170.1 percent to $9.5 million.

•	The company generated cash of approximately $53.6 million.

Net sales for the fiscal 2024 third quarter increased 13.2 percent to $171.9 million from $151.8 million in the prior year.

Gross profit for the fiscal 2024 third quarter increased 43.1 percent to $30.0 million from $21.0 million a year earlier.  Gross margin for the fiscal 2024 third quarter was 17.5 percent compared with 13.8 percent a year earlier.  Gross margin for the fiscal 2024 third quarter was impacted by $4.4 million, or 2.6 percent, of non-cash items, and $1.6 million, or 0.9 percent, of cash items, as detailed in Exhibit 3.

Operating income for the fiscal 2024 third quarter increased 170.1 percent to $9.5 million from $3.5 million in the prior year.
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Motorcar Parts of America, Inc.
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Interest expense for the fiscal third quarter increased by $6.8 million, or $0.26 per share, to $18.3 million from $11.5 million a year ago -- primarily due to higher market interest rates and higher utilization of the accounts receivable discount programs offered by customers due to higher net sales.

Due primarily to $40.4 million, or $2.06 per share, of non-cash items, including a $37.5 million U.S. federal and state deferred tax asset valuation allowance under U.S. GAAP, or $1.91 per share, net loss for the fiscal 2024 third quarter was $47.2 million, or $2.40 per share, compared with net income of $1.0 million, or $0.05 per diluted share, a year ago.  The valuation allowance does not impact any operating metrics.  The non-cash items discussed above, and cash items of $1.4 million, or $0.07 per share, are detailed in Exhibit 1.

The company generated approximately $53.6 million of cash from operating activities during the quarter and approximately $48.4 million of cash from operating activities for the nine-month period.  During the nine-month period, the company reduced net bank debt by $43.7 million to $102.8 million from $146.5 million.

“Our year-to-date results reflect significant progress in achieving three major initiatives: increasing cash flow from profits and neutralizing working capital, and increasing sales and profitability, despite some unexpected softness throughout the industry in November and December. Our brake-related product categories continue to gain momentum, and we expect to realize ongoing improvements in operational efficiencies as volume further increases.  Finally, we remain focused on executing our strategic plans and leveraging our leadership position,” said Selwyn Joffe, chairman, president, and chief executive officer.
Nine-Month Results

Net sales for the fiscal 2024 nine-month period increased 8.2 percent to a record $528.2 million from $488.3 million.

Gross profit for the fiscal 2024 nine-month period increased 25.6 percent to $97.8 million from $77.8 million a year earlier.  Gross margin for the fiscal 2024 nine-month period was 18.5 percent compared with 15.9 percent a year earlier.  Gross margin for the fiscal 2024 nine-month period was impacted by $12.6 million, or 2.4 percent, of non-cash items, and $6.7 million, or 1.3 percent, of cash items, as detailed in Exhibit 4.

Operating income for the fiscal 2024 nine-month period increased 166.7 percent to $33.9 million from $12.7 million in the prior year.
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Motorcar Parts of America, Inc.
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Interest expense increased by $17.7 million, or $0.68 per share, for the nine months to $45.4 million from $27.7 million a year ago, primarily due to higher market interest rates and higher utilization of the accounts receivable discount programs due to higher net sales, as noted above.

Due primarily to $49.5 million, or $2.53 per share, of non-cash items, including a $37.5 million U.S. federal and state deferred tax asset valuation allowance under U.S. GAAP, or $1.91 per share, noted above, net loss for the fiscal 2024 nine-month period was $50.6 million, or $2.58 per share, compared with a net loss of $5.7 million, or $0.29 per share, a year ago.  The valuation allowance does not impact any operating metrics.  The non-cash items discussed above, and cash items of $5.8 million, or $0.30 per share, are detailed in Exhibit 2.

Further Considerations
•	Sales volume continuing to gain momentum.
o	Ordering activity expected to benefit from current extreme weather conditions.
o	Industry fundamentals continue to drive product demand.
•	Margin improvement.
o	Enhanced by multiple rounds of price increases.
o	Improving overhead absorption as brake-related business gains further momentum.
o	Improving operational efficiencies through volume increases.
•	Enhanced cash flow from working capital initiatives.

Use of Non-GAAP Measure
This press release includes the following non-GAAP measure – EBITDA, which is not a measure of financial performance under GAAP and should not be considered as an alternative to net income as a measure of financial performance. The company believes this non-GAAP measure, when considered together with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to the company’s results of operations. However, this non-GAAP measure has significant limitations in that it does not reflect all the costs and other items associated with the operation of the company’s business as determined in accordance with GAAP. In addition, the company’s non-GAAP measures may be calculated differently and are therefore not comparable to similar measures by other companies. Therefore, investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, measures of financial performance in accordance with GAAP. For a definition and reconciliation of EBITDA to net income, its corresponding GAAP measure, see the financial tables included in this press release. Also, refer to our Form 8-K to which this release is attached, and other filings we make with the SEC, for further information regarding this measure.
Earnings Conference Call and Webcast
Selwyn Joffe, chairman, president and chief executive officer, and David Lee, chief financial officer, will host an investor conference call today at 10:00 a.m. Pacific time to discuss the company’s financial results and operations. The call will be open to all interested investors either through a live audio webcast at www.motorcarparts.com or live by calling (888) 440-5584 (domestic) or
(646) 960-0457 (international). For those who are not available to listen to the live broadcast, the call will be archived on Motorcar Parts of America’s website www.motorcarparts.com. A telephone playback of the conference call will also be available from approximately 1:00 p.m. Pacific time on February 9, 2024 through 8:59 p.m. Pacific time on February 16, 2024 by calling (800) 770-2030 (domestic) or (647) 362-9199 (international) and using access code: 1545314.
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Motorcar Parts of America, Inc.
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About Motorcar Parts of America, Inc.

Motorcar Parts of America, Inc. is a remanufacturer, manufacturer, and distributor of automotive aftermarket parts -- including alternators, starters, wheel bearings and hub assemblies, brake calipers, brake pads, brake rotors, brake master cylinders, brake power boosters, turbochargers, and diagnostic testing equipment utilized in imported and domestic passenger vehicles, light trucks, and heavy-duty applications. Its products are sold to automotive retail outlets and the professional repair market throughout the United States, Canada, and Mexico, with facilities located in California, New York, Mexico, Malaysia, China and India, and administrative offices located in California, Tennessee, Mexico, Singapore, Malaysia, and Canada. In addition, the company’s electrical vehicle subsidiary designs and manufactures testing solutions for performance, endurance, and production of multiple components in the electric power train – providing simulation, emulation, and production applications for the electrification of both automotive and aerospace industries, including electric vehicle charging systems. Additional information is available at www.motorcarparts.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained in this press release that are not historical facts are forward-looking statements based on the company’s current expectations and beliefs concerning future developments and their potential effects on the company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the company) and are subject to change based upon various factors. Reference is also made to the Risk Factors set forth in the company’s Form 10-K Annual Report filed with the Securities and Exchange Commission (SEC) in June 2023 and in its Forms 10-Q filed with the SEC for additional risks and uncertainties facing the company. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise.

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(Financial tables follow)
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MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)
	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2023	2022	2023	2022

Net sales	$171,862,000	$151,819,000	$528,206,000	$488,347,000
Cost of goods sold	141,819,000	130,826,000	430,448,000	410,536,000
Gross profit	30,043,000	20,993,000	97,758,000	77,811,000
Operating expenses:
General and administrative	15,198,000	13,599,000	42,125,000	42,079,000
Sales and marketing	5,931,000	5,634,000	17,038,000	17,242,000
Research and development	2,539,000	2,547,000	7,352,000	8,330,000
Foreign exchange impact of lease liabilities and forward contracts	(3,149,000)	(4,313,000)	(2,659,000)	(2,553,000)
Total operating expenses	20,519,000	17,467,000	63,856,000	65,098,000
Operating income	9,524,000	3,526,000	33,902,000	12,713,000
Other expenses:
Interest expense, net	18,297,000	11,471,000	45,400,000	27,675,000
Change in fair value of compound net derivative liability	1,160,000	-	1,690,000	-
Loss on extinguishment of debt	-	-	168,000	-
Total other expenses	19,457,000	11,471,000	47,258,000	27,675,000
Loss before income tax expense (benefit)	(9,933,000)	(7,945,000)	(13,356,000)	(14,962,000)
Income tax expense (benefit)	37,281,000	(8,971,000)	37,226,000	(9,296,000)

Net (loss) income	$(47,214,000)	$1,026,000	$(50,582,000)	$(5,666,000)

Basic net (loss) income per share	$(2.40)	$0.05	$(2.58)	$(0.29)

Diluted net (loss) income per share	$(2.40)	$0.05	$(2.58)	$(0.29)

Weighted average number of shares outstanding:

Basic	19,634,306	19,474,871	19,580,960	19,383,531

Diluted	19,634,306	19,634,153	19,580,960	19,383,531

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
	December 31, 2023	March 31, 2023
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$12,155,000	$11,596,000
Short-term investments	2,206,000	2,011,000
Accounts receivable — net	93,008,000	119,868,000
Inventory	393,777,000	356,254,000
Contract assets	25,236,000	25,443,000
Prepaid expenses and other current assets	17,978,000	22,306,000
Total current assets	544,360,000	537,478,000
Plant and equipment — net	39,644,000	46,052,000
Operating lease assets	85,187,000	87,619,000
Long-term deferred income taxes	2,447,000	32,625,000
Long-term contract assets	318,323,000	318,381,000
Goodwill and intangible assets — net	4,461,000	5,348,000
Other assets	1,511,000	1,062,000
TOTAL ASSETS	$995,933,000	$1,028,565,000
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$178,881,000	$141,766,000
Customer finished goods returns accrual	37,883,000	37,984,000
Contract liabilities	43,848,000	40,340,000
Revolving loan	115,000,000	145,200,000
Other current liabilities	5,369,000	4,871,000
Operating lease liabilities	8,564,000	8,767,000
Current portion of term loan	-	3,664,000
Total current liabilities	389,545,000	382,592,000
Term loan, less current portion	-	9,279,000
Convertible notes, related party	33,226,000	30,994,000
Long-term contract liabilities	206,590,000	193,606,000
Long-term deferred income taxes	74,000	718,000
Long-term operating lease liabilities	73,725,000	79,318,000
Other liabilities	11,021,000	11,583,000
Total liabilities	714,181,000	708,090,000
Commitments and contingencies
Shareholders' equity:
Preferred stock; par value $.01 per share, 5,000,000 shares authorized; none issued	-	-
Series A junior participating preferred stock; par value $.01 per share, 20,000 shares authorized; none issued	-	-
Common stock; par value $.01 per share, 50,000,000 shares authorized; 19,662,380 and 19,494,615 shares issued and outstanding at December 31, 2023 and March 31, 2023, respectively	197,000	195,000
Additional paid-in capital	235,823,000	231,836,000
Retained earnings	38,165,000	88,747,000
Accumulated other comprehensive income (loss)	7,567,000	(303,000)
Total shareholders' equity	281,752,000	320,475,000
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$995,933,000	$1,028,565,000

Additional Information and Non-GAAP Financial Measures
To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), the company has included the following additional information and non-GAAP financial measures for the three and nine months ended December 31, 2023 and 2022. Among other things, the company uses such additional information and non-GAAP adjusted financial measures in addition to and together with corresponding GAAP measures to help analyze the performance of its business.

The company believes this information helps provide a more complete understanding of the company's results of operations and the factors and trends affecting the company's business. However, this information should be considered as a supplement to, and not as a substitute for, or superior to, information contained in the company’s financial statements prepared in accordance with GAAP. In addition, the company’s non-GAAP measures may be calculated differently and are therefore not comparable to similar measures by other companies.
The company defines EBITDA as earnings before interest, taxes, depreciation, and amortization. A reconciliation of EBITDA to net income is provided below along with information regarding such items.

Items Impacting Net Income for the Three Months Ended December 31, 2023 and 2022          Exhibit 1
	Three Months Ended December 31,
	2023		2022
	$	Per Share	$	Per Share
GAAP net (loss) income	$(47,214,000)	$(2.40)	$1,026,000	$0.05

Non-cash items impacting net (loss) income
Core and finished goods premium amortization	$2,838,000	$0.14	$3,075,000	$0.16
Revaluation - cores on customers' shelves	1,607,000	0.08	863,000	0.04
Share-based compensation expenses	1,425,000	0.07	1,021,000	0.05
Foreign exchange impact of lease liabilities and forward contracts	(3,149,000)	(0.16)	(4,313,000)	(0.22)
Change in fair value of compound net derivative liability	1,160,000	0.06	-	-
Tax effect (a)	(970,000)	(0.05)	(162,000)	(0.01)
Tax valuation allowance	37,461,000	1.91	-	-
Total non-cash items impacting net (loss) income	$40,372,000	$2.06	$484,000	$0.02

Cash items impacting net (loss) income
Supply chain disruptions and related costs (b)	$1,555,000	$0.08	$2,649,000	$0.13
New product line start-up costs and transition expenses, and severance (c)	296,000	0.02	1,103,000	0.06
Tax effect (a)	(463,000)	(0.02)	(938,000)	(0.05)
Total cash items impacting net (loss) income	$1,388,000	$0.07	$2,814,000	$0.14

(a) Tax effect is calculated by applying an income tax rate of 25.0% to items listed above; this rate may differ from the period's actual income tax rate.
(b) For the three-months ended December 31, 2023, consists of $1,555,000 impacting gross profit.
For the three-months ended December 31, 2022, consists of $2,370,000 impacting gross profit and $279,000 included in operating expenses.
(c) For the three-months ended December 31, 2023, consists of $296,000 included in operating expenses.
For the three-months ended December 31, 2022, consists of $1,103,000 included in operating expenses.

Items Impacting Net Income for the Nine Months Ended December 31, 2023 and 2022          Exhibit 2
	Nine Months Ended December 31,
	2023		2022
	$	Per Share	$	Per Share
GAAP net loss	$(50,582,000)	$(2.58)	$(5,666,000)	$(0.29)

Non-cash items impacting net loss
Core and finished goods premium amortization	$8,202,000	$0.42	$9,183,000	$0.47
Revaluation - cores on customers' shelves	4,380,000	0.22	2,704,000	0.14
Share-based compensation expenses	4,268,000	0.22	3,521,000	0.18
Foreign exchange impact of lease liabilities and forward contracts	(2,659,000)	(0.14)	(2,553,000)	(0.13)
Change in fair value of compound net derivative liability and loss on extinguishment of debt	1,858,000	0.09	-	-
Tax effect (a)	(4,012,000)	(0.20)	(3,214,000)	(0.17)
Tax valuation allowance	37,461,000	1.91	-	-
Total non-cash items impacting net loss	$49,498,000	$2.53	$9,641,000	$0.50

Cash items impacting net loss
Supply chain disruptions and related costs (b)	$6,738,000	$0.34	$9,963,000	$0.51
New product line start-up costs and transition expenses, and severance (c)	980,000	0.05	2,642,000	0.14
Tax effect (a)	(1,930,000)	(0.10)	(3,151,000)	(0.16)
Total cash items impacting net loss	$5,788,000	$0.30	$9,454,000	$0.49

(a) Tax effect is calculated by applying an income tax rate of 25.0% to items listed above; this rate may differ from the period's actual income tax rate.
(b) For the nine-months ended December 31, 2023, consists of $6,738,000 impacting gross profit.
For the nine-months ended December 31, 2022, consists of $8,572,000 impacting gross profit and $1,391,000 included in operating expenses.
(c) For the nine-months ended December 31, 2023, consists of $980,000 included in operating expenses.
For the nine-months ended December 31, 2022, consists of $2,642,000 included in operating expenses.

Items Impacting Gross Profit for the Three Months Ended December 31, 2023 and 2022          Exhibit 3
	Three Months Ended December 31,
	2023		2022
	$	Gross Margin	$	Gross Margin
GAAP gross profit	$30,043,000	17.5%	$20,993,000	13.8%

Non-cash items impacting gross profit
Core and finished goods premium amortization	$2,838,000	1.7%	$3,075,000	2.0%
Revaluation - cores on customers' shelves	1,607,000	0.9%	863,000	0.6%
Total non-cash items impacting gross profit	$4,445,000	2.6%	$3,938,000	2.6%

Cash items impacting gross profit
Supply chain disruptions and related costs	$1,555,000	0.9%	$2,370,000	1.6%
Total cash items impacting gross profit	$1,555,000	0.9%	$2,370,000	1.6%

Items Impacting Gross Profit for the Nine Months Ended December 31, 2023 and 2022          Exhibit 4
	Nine Months Ended December 31,
	2023		2022
	$	Gross Margin	$	Gross Margin
GAAP gross profit	$97,758,000	18.5%	$77,811,000	15.9%

Non-cash items impacting gross profit
Core and finished goods premium amortization	$8,202,000	1.6%	$9,183,000	1.9%
Revaluation - cores on customers' shelves	4,380,000	0.8%	2,704,000	0.6%
Total non-cash items impacting gross profit	$12,582,000	2.4%	$11,887,000	2.4%

Cash items impacting gross profit
Supply chain disruptions and related costs	$6,738,000	1.3%	$8,572,000	1.8%
Total cash items impacting gross profit	$6,738,000	1.3%	$8,572,000	1.8%

Items Impacting EBITDA for the Three and Nine Months Ended December 31, 2023 and 2022          Exhibit 5
	Three Months Ended December 31,		Nine Months Ended December 31,
	2023	2022	2023	2022
GAAP net (loss) income	$(47,214,000)	$1,026,000	$(50,582,000)	$(5,666,000)
Interest expense, net	18,297,000	11,471,000	45,400,000	27,675,000
Income tax expense (benefit)	37,281,000	(8,971,000)	37,226,000	(9,296,000)
Depreciation and amortization	2,878,000	3,108,000	8,844,000	9,322,000
EBITDA	$11,242,000	$6,634,000	$40,888,000	$22,035,000

Non-cash items impacting EBITDA
Core and finished goods premium amortization	$2,838,000	$3,075,000	$8,202,000	$9,183,000
Revaluation - cores on customers' shelves	1,607,000	863,000	4,380,000	2,704,000
Share-based compensation expenses	1,425,000	1,021,000	4,268,000	3,521,000
Foreign exchange impact of lease liabilities and forward contracts	(3,149,000)	(4,313,000)	(2,659,000)	(2,553,000)
Change in fair value of compound net derivative liability and loss on extinguishment of debt	1,160,000	-	1,858,000	-
Total non-cash items impacting EBITDA	$3,881,000	$646,000	$16,049,000	$12,855,000

Cash items impacting EBITDA
Supply chain disruptions and related costs	$1,555,000	$2,649,000	$6,738,000	$9,963,000
New product line start-up costs and transition expenses, and severance	296,000	1,103,000	980,000	2,642,000
Total cash items impacting EBITDA	$1,851,000	$3,752,000	$7,718,000	$12,605,000